UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2014

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38 Sidney Street, 2nd Floor, Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 21, 2014, Agios Pharmaceuticals, Inc. (the “Company”) entered into a First Amendment to the Lease (the “Lease Amendment”) with Forest City 88 Sidney, LLC (the “Landlord”). The Lease Amendment amends certain terms of the Company’s existing lease with the Landlord, dated September 15, 2014 (the “Lease”), pursuant to which the Company leased approximately 74,500 rentable square feet of office space located at 88 Sidney Street, Cambridge, Massachusetts (the “New Premises”). The Lease Amendment, which is effective as of November 21, 2014, expands the rentable square footage of the New Premises from approximately 74,500 square feet to approximately 113,220 square feet. The date on which the Company will become responsible for paying rent under the Lease, as amended by the Lease Amendment (the “Rent Commencement Date”) will remain the earlier of May 15, 2015 or the date upon which the Company first begins conducting business at the New Premises and the initial term of the Lease will remain for a seven-year period commencing on the Rent Commencement Date, unless sooner terminated. Pursuant to the Lease Amendment, the Company’s monthly base rent for the New Premises will increase from approximately $355,000 to approximately $549,000 and will increase on the first anniversary of the Rent Commencement Date and on each anniversary thereafter up to a maximum monthly base rent of approximately $631,000. The Lease Amendment also provides for an increase of the Company’s tenant improvement allowance from $11.2 million to $16.6 million for improvements to be made to the New Premises and an increase of the Company’s existing security deposit with the Landlord from $1.4 million to $2.2 million.

The foregoing description is a summary of certain terms of the Lease Amendment and is qualified in its entirety by the text of the Lease Amendment, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

The description of the Lease Amendment in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

10.1	First Amendment to Lease for 88 Sidney Street, dated November 21, 2014, by and between Agios Pharmaceuticals, Inc. and Forest City 88 Sidney, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: November 26, 2014	By:	/s/ David P. Schenkein
David P. Schenkein, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Lease for 88 Sidney Street, dated November 21, 2014, by and between Agios Pharmaceuticals, Inc. and Forest City 88 Sidney, LLC